EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report on Form 10-K of BMB Munai, Inc. (the “Company”) for the year ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”),  Askar Tashtitov, as President of the Company and Evgeniy Ler, as Chief Financial Officer of the Company, each certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge and belief:

(1)	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 26, 2015	By:	/s/ Askar Tashtitov
Askar Tashtitov
President

Date: June 26, 2015	By:	/s/ Evgeniy Ler
Evgeniy Ler
Chief Financial Officer